Exhibit 99.1
Regency Energy Partners Announces That Energy Transfer Equity, L.P.
Has Agreed To Acquire The General Partner Interest In Regency
Regency To Acquire Interest in Midcontinent Express Pipeline
DALLAS, May 11, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) announced today that Energy Transfer Equity, L.P. (NYSE: ETE) will acquire the general partner interest in Regency Energy Partners LP (“Regency”) from an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). In addition, Regency will acquire a 49.9% ownership interest in the Midcontinent Express Pipeline from Energy Transfer Equity, L.P. (“ETE”).
ETE will acquire a 100% interest in Regency’s general partner from an affiliate of GE Energy Financial Services for ETE preferred units with a value of approximately $300 million. Affiliates of GE Energy Financial Services will retain their 24.7 million limited partner units and will be Regency’s second largest unitholder holding 21% of Regency’s common units after giving effect to the transaction. In addition, GE Energy Financial Services will have the right to name two board members to the Regency Board of Directors and one board member to the ETE Board of Directors. ETE will own the general partner of both Energy Transfer Partners, L.P. (NYSE: ETP) and Regency. Regency and Energy Transfer Partners (“ETP”) will operate as separate entities, both with publicly traded limited partner units.
“Energy Transfer Equity is an experienced midstream leader with a strong track record of supporting its limited partnership, assisting ETP in obtaining investment grade status and growing its distributable cash flow,” said Byron Kelley, chairman, president and chief executive officer of Regency. “Once the transaction closes, we look forward to calling upon ETE’s expertise and extensive knowledge while continuing to focus on implementing the strategic growth objectives we have set for Regency.”
Regency also announced today that it has entered into a definitive agreement to purchase a 49.9% interest in the Midcontinent Express Pipeline (“MEP”) from ETE. Regency will fund the transaction through the issuance of approximately 26.27 million Regency limited partner units to ETE. ETE will hold 22% of Regency’s common units after giving effect to the transaction.
In addition, Regency and ETE will enter into a five-year services agreement under which ETE or a subsidiary may perform certain services for Regency for $10 million per year less certain cost savings that may be realized by Regency under the agreement.

“The MEP acquisition represents another systematic step in our stated objective of moving toward investment grade metrics by adding fee-based margins and strengthening our balance sheet,” said Kelley. “The addition of MEP also gives Regency a substantial foothold in the interstate pipeline market and expands our midstream pipeline business into the Woodford, Barnett and Fayetteville Shales.”
MEP is a natural gas pipeline with approximately 500 miles of pipeline stretching from southeast Oklahoma through northeast Texas, northern Louisiana and central Mississippi to an interconnect with the Transcontinental Gas Pipe Line system in Butler, Alabama.
MEP has been in service since August 2009 and has fully subscribed capacity of approximately 1.4 bcf/d and 1.0 bcf/d through its two designated zones.
The MEP transaction has been approved by Regency’s Board of Directors and is subject to normal and customary closing conditions.
Both transactions are expected to close within 30 days.
Financial advisors for these transactions were UBS Investment Bank for Regency; Tudor, Pickering, Holt & Co. Securities, Inc. for the Conflicts Committee of Regency’s Board of Directors; and Morgan Stanley & Co. Incorporated for GE Energy Financial Services. Legal counsels were Mayer Brown LLP for Regency; Latham & Watkins LLP for GE Energy Financial Services; and Akin Gump Strauss Hauer & Feld LLP for the Conflicts Committee of Regency’s Board of Directors.
TELECONFERENCE
Regency will hold a conference call to discuss the transaction details on Tuesday, May 11, 2010, at 10 a.m. Central Time (11 a.m. Eastern Time).
The dial-in number for the call is 1-866-713-8310 in the United States, or +1-617-597-5308 outside the United States, pass code 86939538. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 21070593.
Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include these transactions may not be consummated or the benefits contemplated there under achieved. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Regency Energy Partners
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
About Energy Transfer Equity
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. ETE’s direct and indirect interests in ETP include its general partner interests, 100% of ETP’s Incentive Distribution Rights, and approximately 62.5 million ETP limited partner units.
CONTACT:
Regency Energy Partners LP:
Shannon Ming
Vice President, Investor Relations & Corporate Finance Support
Regency Energy Partners
(214) 840-5477

IR@regencygas.com
or
Elizabeth Cornelius
HCK2 Partners
Media Relations
(972) 716-0500 x26
elizabeth.cornelius@hck2.com

4